Exhibit 10.3

ASSIGNMENT AND ASSUMPTIONOF AGREEMENT FOR

SALE AND PURCHASE AGREEMENT

This ASSIGNMENT AND ASSUMPTION OF AGREEMENT FOR SALE AND PURCHASE AGREEMENT (this “Assignment”) is made and entered into this 7th day of April, 2015 by Inland Real Estate Acquisitions Inc., an Illinois Corporation, (“Assignor”), and Inland Real Estate Income Trust, Inc., a Maryland corporation (“Assignee”).

RECITALS

A. White City Partners LLC (“WC”) and White City East Partners LLC (“WCE “), (collectively, “Seller”) and Assignor have previously entered into that certain Purchase and Sale Agreement (“Initial Agreement”) dated as of March 6, 2015, relating to the sale of a certain shopping center commonly known as White City Shopping Center, located at 20 Boston Turnpike, Shrewsbury, Worcester County, Massachusetts 01545 and White City East Shopping Center located at 70, 84, 88-120 Boston Turnpike and 21 S. Quinsigamond Avenue, Shrewsbury, Worcester County, Massachusetts (collectively the “Property”). Pursuant to a First Amendment to Agreement (“First Amendment”) the parties have agreed that the Seller will convey the Property into a newly created limited liability company named IREIT Shrewsbury White City, L.L.C., a Delaware limited liability company (“LLC”) and Seller will assign Seller’s membership interest in LLC to Assignor or Assignor’s assignee. Collectively, the Initial Agreement and First Amendment are hereinafter collectively referred to as (the “Agreement”).

B. Assignor desires to assign its interest in and to the Agreement to Assignee upon the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the receipt of Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged by Assignor, the parties hereby agree as follows:

1.	Recitals. The foregoing recitals are, by this reference, incorporated into the body of this Assignment as if the same had been set forth in the body hereof in their entirety.

2.	Assignment and Assumption. Assignor hereby assigns, conveys, transfers, and sets over to Assignee all of Assignor’s right, title, and interest in and to the Agreement. Assignee hereby accepts the foregoing Assignment and assumes, and agrees to perform, all duties, obligations, liabilities, indemnities, covenants, and agreements of Assignor set forth in the Agreement.
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3.	Counterparts. This document may be executed in any number of counterparts, each of which may be executed by any one or more of the parties hereto, but all of which must constitute one instrument and shall be binding and effective when all parties hereto have executed at least one counterpart.

4.	Successors. This Assignment shall be binding upon and for the benefit of the parties hereto and their respective Successors and Assigns.

[signature page to follow]

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IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed as of the day and year first written above.

ASSIGNOR:

Inland Real Estate Acquisitions Inc.,

an Illinois corporation

By:          /s/ Mark Cosenza

Name:     Mark Cosenza

Title:        Vice President

ASSIGNEE:

Inland Real Estate Income Trust, Inc., a

Maryland corporation

By:          /s/ Marcia L. Grant

Name:     Marcia L. Grant

Title:        Assistant Secretary

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